Exhibit 99.1

Alcoa Corporation Reports Second Quarter 2024 Results

PITTSBURGH--(BUSINESS WIRE)--July 17, 2024--Alcoa Corporation (NYSE: AA) today reported results for the second quarter 2024 consistent with the Company’s previously announced preliminary results that reflect sequential increases in revenue, net income, adjusted net income and Adjusted EBITDA excluding special items on higher alumina and aluminum prices, along with continued progress on profitability improvement programs.

Financial Results and Highlights

M, except per share amounts	2Q24	1Q24	2Q23
Revenue	$2,906	$2,599	$2,684
Net income (loss) attributable to Alcoa Corporation	$20	$(252)	$(102)
Income (loss) per share attributable to Alcoa Corporation	$0.11	$(1.41)	$(0.57)
Adjusted net income (loss)	$30	$(145)	$(62)
Adjusted income (loss) per share	$0.16	$(0.81)	$(0.35)
Adjusted EBITDA excluding special items	$325	$132	$137

•
Revenue increased 12 percent sequentially to $2.9 billion, on higher alumina and aluminum prices
•
Net income increased sequentially to $20 million, or $0.11 per share
•
Adjusted net income increased to $30 million, or $0.16 per share
•
Adjusted EBITDA excluding special items increased sequentially to $325 million
•
Alumina Limited acquisition expected to close on or about August 1, 2024
•
Completed the full curtailment of Kwinana refinery in Australia
•
Paid quarterly cash dividend of $0.10 per share of common stock, totaling $18 million
•
Finished the second quarter 2024 with cash balance of $1.4 billion

“It was another fast-paced quarter at Alcoa as we approach the closing of the acquisition of Alumina Limited and continue to execute initiatives to further enhance our operations,” said Alcoa President and CEO William F. Oplinger. “Our continuous improvement focus remains high and, along with positive markets, led to stronger results for the second quarter.”

Second Quarter 2024 Results

•
Production: Alumina production decreased 5 percent sequentially to 2.53 million metric tons primarily due to the full curtailment of the Kwinana refinery completed in June 2024. In the Aluminum segment, Alcoa produced 543,000 metric tons, demonstrating a seventh consecutive quarter of increased aluminum production.
•
Shipments: In the Alumina segment, third-party shipments of alumina decreased 5 percent sequentially primarily due to the full curtailment of the Kwinana refinery. In Aluminum, total shipments increased 7 percent sequentially primarily due to the timing of shipments and the restart of one potline at Warrick Operations in the first quarter 2024.
•
Revenue: The Company’s total third-party revenue of $2.9 billion increased 12 percent sequentially. In the Alumina segment, third-party revenue increased 5 percent on a 7 percent increase in average realized third-party price, partially offset by lower shipments. In the Aluminum segment, third-party revenue increased 16 percent on a 9 percent increase in average realized third-party price and increased shipments.
•
Net income attributable to Alcoa Corporation was $20 million, or $0.11 per share. Sequentially, the results reflect higher average realized third-party prices for alumina and aluminum and lower production and raw material costs, partially offset by higher energy costs and higher interest expense. Additionally, the results reflect the non-recurrence of a $197 million charge in the first quarter 2024 related to the full curtailment of the Kwinana refinery.
•
Adjusted net income was $30 million, or $0.16 per share, excluding the impact from net special items of $10 million. Notable special items include a mark-to-market gain of $26 million related to energy contracts, which was more than offset by restructuring related charges of $18 million and the tax and noncontrolling interest impact of these items.
•
Adjusted EBITDA excluding special items was $325 million, a sequential increase of $193 million primarily due to higher average realized third-party prices for alumina and aluminum and lower production and raw material costs, partially offset by higher energy costs.
•
Cash: Alcoa ended the quarter with a cash balance of $1.4 billion. Cash provided from operations was $287 million. Cash used for financing activities was $75 million primarily related to $21 million of net payments on short-term borrowings, $22 million in net distributions to noncontrolling interest and $18 million in cash dividends on common stock. Cash used for investing activities was $164 million due to capital expenditures of $164 million. Free cash flow was $123 million.
•
Working capital: For the second quarter, Receivables from customers of $0.9 billion, Inventories of $2.0 billion and Accounts payable, trade of $1.6 billion comprised DWC working capital. Alcoa reported 41 days working capital, a sequential decrease of six days primarily due to a decrease in inventory days, partially offset by a decrease in accounts payable days both on higher sales and favorable changes in balances in the second quarter.

Key Actions

•
Acquisition of Alumina Limited: Alcoa expects its acquisition of Alumina Limited to be completed on or about August 1, 2024, subject to approval of the transaction by the shareholders of Alumina Limited. On July 17, 2024, Alcoa announced voting results of its Special Meeting of Stockholders, at which its stockholders approved the issuance of Alcoa shares for the transaction. All required regulatory approvals for the transaction have been received after the Australian Foreign Investment Review Board approved the transaction on June 13, 2024. On June 11, 2024, Alcoa announced it had reached several other key milestones for the transaction.
•
ELYSISTM: On June 28, 2024, the Company announced further progress on ELYSIS technology with Rio Tinto’s plans to launch the first industrial-scale demonstration of the breakthrough technology.
•
San Ciprián complex: During the second quarter 2024, Alcoa continued to work to find competitive energy solutions for both the San Ciprián refinery and smelter, while progressing the process for the potential sale of the complex. Both alumina and aluminum prices improved during the second quarter, and based on current economic conditions, Alcoa anticipates that available funding will be exhausted by the end of 2024.
•
Kwinana refinery: The Company completed the full curtailment of the Kwinana refinery in Australia in June 2024, as planned.
•
Profitability improvement programs: In January 2024, the Company shared a series of actions to improve its profitability by $645 million by year end 2025 in comparison to the base year 2023. Through the second quarter 2024, the Company had implemented numerous run rate improvements and realized year over year raw materials savings which are projected to achieve $350 million of the target. The Company is on track to deliver the full target by year end 2025.

2024 Outlook

The following outlook does not include reconciliations of the forward-looking non-GAAP financial measures Adjusted EBITDA and Adjusted Net Income, including transformation, intersegment eliminations and other corporate Adjusted EBITDA; operational tax expense; and other expense; each excluding special items, to the most directly comparable forward-looking GAAP financial measures because it is impractical to forecast certain special items, such as restructuring charges and mark-to-market contracts, without unreasonable efforts due to the variability and complexity associated with predicting the occurrence and financial impact of such special items. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Alcoa expects 2024 total Alumina segment production and shipments to remain unchanged from the prior projection, ranging between 9.8 and 10.0 million metric tons, and between 12.7 and 12.9 million metric tons, respectively. The difference between production and shipments reflects trading volumes and externally sourced alumina to fulfill customer contracts due to the curtailment of the Kwinana refinery.

Alcoa expects 2024 total Aluminum segment production and shipments to remain unchanged from the prior projection, ranging between 2.2 and 2.3 million metric tons, and between 2.5 and 2.6 million metric tons, respectively.

Within third quarter 2024 Alumina Segment Adjusted EBITDA, the Company expects sequential unfavorable impacts of $10 million related to bauxite grade in Australia.

Within third quarter 2024 Aluminum Segment Adjusted EBITDA, the Company expects favorable raw material prices of $10 million.

Interest expense in the third quarter 2024 is expected to increase by approximately $5 million due to the assumption of Alumina Limited debt at acquisition closing.

Based on current alumina and aluminum market conditions, Alcoa expects third quarter operational tax expense to approximate $60 million to $70 million, which may vary with market conditions and jurisdictional profitability.

Net income attributable to noncontrolling interest will be reported through the closing of the Alumina Limited acquisition in the third quarter and is expected to approximate $20 million.

Conference Call

Alcoa will hold its quarterly conference call at 5:00 p.m. Eastern Daylight Time (EDT) / 7:00 a.m. Australian Eastern Standard Time (AEST) on Wednesday, July 17, 2024 / Thursday, July 18, 2024, to present second quarter 2024 financial results and discuss the business, developments, and market conditions.

The call will be webcast via the Company’s homepage on www.alcoa.com. Presentation materials for the call will be available for viewing on the same website at approximately 4:15 p.m. EDT on July 17, 2024 / 6:15 a.m. AEST on July 18, 2024. Call information and related details are available under the “Investors” section of www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls and webcasts. The Company does not incorporate the information contained on, or accessible through, its corporate website or such other websites or platforms referenced herein into this press release.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. Our purpose is to turn raw potential into real progress, underpinned by Alcoa Values that encompass integrity, operating excellence, care for people and courageous leadership. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to improved safety, sustainability, efficiency, and stronger communities wherever we operate.

Discover more by visiting www.alcoa.com. Follow us on our social media channels: Facebook, Instagram, X, YouTube and LinkedIn.

Cautionary Statement on Forward-Looking Statements

This news release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "aims," "ambition," "anticipates," "believes," "could," "develop," "endeavors," "estimates," "expects," "forecasts," "goal," "intends," "may," "outlook," "potential," "plans," "projects," "reach," "seeks," "sees," "should," "strive," "targets," "will," "working," "would," or other words of similar meaning. All statements by Alcoa Corporation ("Alcoa") that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the proposed transaction; the ability of the parties to complete the proposed transaction; the expected benefits of the proposed transaction, the competitive ability and position following completion of the proposed transaction; forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters); statements about strategies, outlook, and business and financial prospects; and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa's perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (1) the non-satisfaction or non-waiver, on a timely basis or otherwise, of one or more closing conditions to the proposed transaction; (2) the prohibition or delay of the consummation of the proposed transaction by a governmental entity; (3) the risk that the proposed transaction may not be completed in the expected time frame or at all; (4) unexpected costs, charges or expenses resulting from the proposed transaction; (5) uncertainty of the expected financial performance following completion of the proposed transaction; (6) failure to realize the anticipated benefits of the proposed transaction; (7) the occurrence of any event that could give rise to termination of the proposed transaction; (8) potential litigation in connection with the proposed transaction or other settlements or investigations that may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; (9) the impact of global economic conditions on the aluminum industry and aluminum end-use markets; (10) volatility and declines in aluminum and alumina demand and pricing, including global, regional, and product-specific prices, or significant changes in production costs which are linked to LME or other commodities; (11) the disruption of market-driven balancing of global aluminum supply and demand by non-market forces; (12) competitive and complex conditions in global markets; (13) our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations; (14) rising energy costs and interruptions or uncertainty in energy supplies; (15) unfavorable changes in the cost, quality, or availability of raw materials or other key inputs, or by disruptions in the supply chain; (16) our ability to execute on our strategy to be a lower cost, competitive, and integrated aluminum production business and to realize the anticipated benefits from announced plans, programs, initiatives relating to our portfolio, capital investments, and developing technologies; (17) our ability to integrate and achieve intended results from joint ventures, other strategic alliances, and strategic business transactions; (18) economic, political, and social conditions, including the impact of trade policies and adverse industry publicity; (19) fluctuations in foreign currency exchange rates and interest rates, inflation and other economic factors in the countries in which we operate; (20) changes in tax laws or exposure to additional tax liabilities; (21) global competition within and beyond the aluminum industry; (22) our ability to obtain or maintain adequate insurance coverage; (23) disruptions in the global economy caused by ongoing regional conflicts; (24) legal proceedings, investigations, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies; (25) climate change, climate change legislation or regulations, and efforts to reduce emissions and build operational resilience to extreme weather conditions; (26) our ability to achieve our strategies or expectations relating to environmental, social, and governance considerations; (27) claims, costs and liabilities related to health, safety, and environmental laws, regulations, and other requirements, in the jurisdictions in which we operate; (28) liabilities resulting from impoundment structures, which could impact the environment or cause exposure to hazardous substances or other damage; (29) our ability to fund capital expenditures; (30) deterioration in our credit profile or increases in interest rates; (31) restrictions on our current and future operations due to our indebtedness; (32) our ability to continue to return capital to our stockholders through the payment of cash dividends and/or the repurchase of our common stock; (33) cyber attacks, security breaches, system failures, software or application vulnerabilities, or other cyber incidents; (34) labor market conditions, union disputes and other employee relations issues; (35) a decline in the liability discount rate or lower-than-expected investment returns on pension assets; and (36) the other risk factors discussed in Part I Item 1A of Alcoa's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other reports filed by Alcoa with the SEC. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the proxy statement. Alcoa cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market. Neither Alcoa nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements and none of the information contained herein should be regarded as a representation that the forward-looking statements contained herein will be achieved.

Non-GAAP Financial Measures

This news release contains reference to certain financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). Alcoa Corporation believes that the presentation of these non-GAAP financial measures is useful to investors because such measures provide both additional information about the operating performance of Alcoa Corporation and insight on the ability of Alcoa Corporation to meet its financial obligations by adjusting the most directly comparable GAAP financial measure for the impact of, among others, “special items” as defined by the Company, non-cash items in nature, and/or nonoperating expense or income items. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Certain definitions, reconciliations to the most directly comparable GAAP financial measures and additional details regarding management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Quarter Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Sales	$2,906	$2,599	$2,684

Cost of goods sold (exclusive of expenses below)	2,533	2,404	2,515
Selling, general administrative, and other expenses	69	60	52
Research and development expenses	13	11	6
Provision for depreciation, depletion, and amortization	163	161	153
Restructuring and other charges, net	18	202	24
Interest expense	40	27	27
Other (income) expenses, net	(22)	59	6
Total costs and expenses	2,814	2,924	2,783

Income (loss) before income taxes	92	(325)	(99)
Provision for (benefit from) income taxes	61	(18)	22

Net income (loss)	31	(307)	(121)

Less: Net income (loss) attributable to noncontrolling interest	11	(55)	(19)

NET INCOME (LOSS) ATTRIBUTABLE TO ALCOA CORPORATION	$20	$(252)	$(102)

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS:
Basic:
Net income (loss)	$0.11	$(1.41)	$(0.57)
Average number of shares	179,560,596	179,285,359	178,404,252

Diluted:
Net income (loss)	$0.11	$(1.41)	$(0.57)
Average number of shares	181,056,581	179,285,359	178,404,252

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Six Months Ended
	June 30, 2024	June 30, 2023
Sales	$5,505	$5,354

Cost of goods sold (exclusive of expenses below)	4,937	4,919
Selling, general administrative, and other expenses	129	106
Research and development expenses	24	16
Provision for depreciation, depletion, and amortization	324	306
Restructuring and other charges, net	220	173
Interest expense	67	53
Other expenses, net	37	60
Total costs and expenses	5,738	5,633

Loss before income taxes	(233)	(279)
Provision for income taxes	43	74

Net loss	(276)	(353)

Less: Net loss attributable to noncontrolling interest	(44)	(20)

NET LOSS ATTRIBUTABLE TO ALCOA CORPORATION	$(232)	$(333)

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS:
Basic:
Net loss	$(1.29)	$(1.87)
Average number of shares	179,403,447	178,182,657

Diluted:
Net loss	$(1.29)	$(1.87)
Average number of shares	179,403,447	178,182,657

Alcoa Corporation and subsidiaries

Consolidated Balance Sheet (unaudited)

(in millions)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,396	$944
Receivables from customers	939	656
Other receivables	135	152
Inventories	1,975	2,158
Fair value of derivative instruments	38	29
Prepaid expenses and other current assets(1)	420	466
Total current assets	4,903	4,405
Properties, plants, and equipment	19,999	20,381
Less: accumulated depreciation, depletion, and amortization	13,496	13,596
Properties, plants, and equipment, net	6,503	6,785
Investments	989	979
Deferred income taxes	311	333
Fair value of derivative instruments	—	3
Other noncurrent assets(2)	1,601	1,650
Total assets	$14,307	$14,155
LIABILITIES
Current liabilities:
Accounts payable, trade	$1,619	$1,714
Accrued compensation and retirement costs	358	357
Taxes, including income taxes	119	88
Fair value of derivative instruments	251	214
Other current liabilities	740	578
Long-term debt due within one year	79	79
Total current liabilities	3,166	3,030
Long-term debt, less amount due within one year	2,469	1,732
Accrued pension benefits	264	278
Accrued other postretirement benefits	427	443
Asset retirement obligations	699	772
Environmental remediation	191	202
Fair value of derivative instruments	951	1,092
Noncurrent income taxes	133	193
Other noncurrent liabilities and deferred credits	591	568
Total liabilities	8,891	8,310
EQUITY
Alcoa Corporation shareholders’ equity:
Common stock	2	2
Additional capital	9,196	9,187
Accumulated deficit	(1,562)	(1,293)
Accumulated other comprehensive loss	(3,737)	(3,645)
Total Alcoa Corporation shareholders’ equity	3,899	4,251
Noncontrolling interest	1,517	1,594
Total equity	5,416	5,845
Total liabilities and equity	$14,307	$14,155

(1)
This line item includes $44 and $32 of current restricted cash at June 30, 2024 and December 31, 2023, respectively.
(2)
This line item includes $53 and $71 of noncurrent restricted cash at June 30, 2024 and December 31, 2023, respectively.

Alcoa Corporation and subsidiaries

Statement of Consolidated Cash Flows (unaudited)

(in millions)

	Six Months Ended June 30,
	2024	2023
CASH FROM OPERATIONS
Net loss	$(276)	$(353)
Adjustments to reconcile net loss to cash from operations:
Depreciation, depletion, and amortization	324	306
Deferred income taxes	(75)	(36)
Equity (income) loss, net of dividends	(8)	123
Restructuring and other charges, net	220	173
Net loss from investing activities – asset sales	17	19
Net periodic pension benefit cost	5	2
Stock-based compensation	22	21
(Gain) loss on mark-to-market derivative financial contracts	(19)	4
Other	31	59
Changes in assets and liabilities, excluding effects of divestitures and foreign currency translation adjustments:
(Increase) decrease in receivables	(283)	71
Decrease in inventories	157	22
Decrease in prepaid expenses and other current assets	23	63
Decrease in accounts payable, trade	(57)	(277)
Decrease in accrued expenses	(30)	(48)
Increase (decrease) in taxes, including income taxes	70	(146)
Pension contributions	(10)	(9)
Decrease (increase) in noncurrent assets	25	(66)
Decrease in noncurrent liabilities	(72)	(104)
CASH PROVIDED FROM (USED FOR) OPERATIONS	64	(176)

FINANCING ACTIVITIES
Additions to debt	989	25
Payments on debt	(266)	(16)
Proceeds from the exercise of employee stock options	—	1
Dividends paid on Alcoa common stock	(37)	(36)
Payments related to tax withholding on stock-based compensation awards	(15)	(34)
Financial contributions for the divestiture of businesses	(12)	(25)
Contributions from noncontrolling interest	65	122
Distributions to noncontrolling interest	(32)	(22)
Other	(13)	1
CASH PROVIDED FROM FINANCING ACTIVITIES	679	16

INVESTING ACTIVITIES
Capital expenditures	(265)	(198)
Proceeds from the sale of assets	2	2
Additions to investments	(17)	(36)
Other	(1)	10
CASH USED FOR INVESTING ACTIVITIES	(281)	(222)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(16)	5
Net change in cash and cash equivalents and restricted cash	446	(377)
Cash and cash equivalents and restricted cash at beginning of year	1,047	1,474
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,493	$1,097

Alcoa Corporation and subsidiaries

Segment Information (unaudited)

(dollars in millions, except realized prices; dry metric tons in millions (mdmt); metric tons in thousands (kmt))

	1Q23	2Q23	3Q23	4Q23	2023	1Q24	2Q24
Alumina:
Bauxite production (mdmt)	9.9	10.0	10.7	10.4	41.0	10.1	9.5
Third-party bauxite shipments (mdmt)	1.9	1.8	1.9	2.0	7.6	1.0	1.5
Alumina production (kmt)	2,755	2,559	2,805	2,789	10,908	2,670	2,539
Third-party alumina shipments (kmt)	1,929	2,136	2,374	2,259	8,698	2,397	2,267
Intersegment alumina shipments (kmt)	1,039	944	966	1,176	4,125	943	1,025
Average realized third-party price per metric ton of alumina	$371	$363	$354	$344	$358	$372	$399
Third-party bauxite sales	$136	$113	$111	$124	$484	$64	$96
Third-party alumina sales	$721	$781	$846	$781	$3,129	$897	$914
Intersegment alumina sales	$421	$397	$381	$449	$1,648	$395	$457
Segment Adjusted EBITDA(1)	$103	$33	$53	$84	$273	$139	$186
Depreciation and amortization	$77	$80	$89	$87	$333	$87	$90
Equity (loss) income	$(17)	$(11)	$(9)	$(11)	$(48)	$(11)	$2

Aluminum:
Aluminum production (kmt)	518	523	532	541	2,114	542	543
Total aluminum shipments (kmt)	600	623	630	638	2,491	634	677
Average realized third-party price per metric ton of aluminum	$3,079	$2,924	$2,647	$2,678	$2,828	$2,620	$2,858
Third-party sales	$1,810	$1,788	$1,644	$1,683	$6,925	$1,638	$1,895
Intersegment sales	$3	$4	$4	$4	$15	$4	$3
Segment Adjusted EBITDA(1)	$184	$110	$79	$88	$461	$50	$233
Depreciation and amortization	$70	$68	$69	$70	$277	$68	$68
Equity (loss) income	$(57)	$(16)	$(15)	$(18)	$(106)	$2	$21

Reconciliation of Total Segment Adjusted EBITDA to Consolidated net (loss) income attributable to Alcoa Corporation:
Total Segment Adjusted EBITDA(1)	$287	$143	$132	$172	$734	$189	$419
Unallocated amounts:
Transformation(2)	(8)	(17)	(29)	(26)	(80)	(14)	(16)
Intersegment eliminations	(8)	31	(4)	(12)	7	(8)	(29)
Corporate expenses(3)	(30)	(24)	(33)	(46)	(133)	(34)	(41)
Provision for depreciation, depletion, and amortization	(153)	(153)	(163)	(163)	(632)	(161)	(163)
Restructuring and other charges, net	(149)	(24)	(22)	11	(184)	(202)	(18)
Interest expense	(26)	(27)	(26)	(28)	(107)	(27)	(40)
Other (expenses) income, net	(54)	(6)	(85)	11	(134)	(59)	22
Other(4)	(39)	(22)	2	4	(55)	(9)	(42)
Consolidated (loss) income before income taxes	(180)	(99)	(228)	(77)	(584)	(325)	92
(Provision for) benefit from income taxes	(52)	(22)	35	(150)	(189)	18	(61)
Net loss (income) attributable to noncontrolling interest	1	19	25	77	122	55	(11)
Consolidated net (loss) income attributable to Alcoa Corporation	$(231)	$(102)	$(168)	$(150)	$(651)	$(252)	$20

The difference between segment totals and consolidated amounts is in Corporate.

(1)
Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.
(2)
Transformation includes, among other items, the Adjusted EBITDA of previously closed operations.
(3)
Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center.
(4)
Other includes certain items that are not included in the Adjusted EBITDA of the reportable segments.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited)

(in millions, except per-share amounts)

Adjusted Income	Income (Loss)			Diluted EPS(4)
	Quarter ended			Quarter ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	March 31, 2024	June 30, 2023
Net income (loss) attributable to Alcoa Corporation	$20	$(252)	$(102)	$0.11	$(1.41)	$(0.57)

Special items:
Restructuring and other charges, net	18	202	24
Other special items(1)	(18)	22	35
Discrete and other tax items impacts(2)	—	—	1
Tax impact on special items(3)	5	(60)	(13)
Noncontrolling interest impact(3)	5	(57)	(7)
Subtotal	10	107	40

Net income (loss) attributable to Alcoa Corporation – as adjusted	$30	$(145)	$(62)	$0.16	$(0.81)	$(0.35)

Net income (loss) attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted are non-GAAP financial measures. Management believes these measures are meaningful to investors because management reviews the operating results of Alcoa Corporation excluding the impacts of restructuring and other charges, various tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes it is appropriate to consider Net income (loss) attributable to Alcoa Corporation and Diluted EPS determined under GAAP as well as Net income (loss) attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted.

(1) Other special items include the following:

•
for the quarter ended June 30, 2024, a net favorable change in mark-to-market energy derivative instruments ($26), an adjustment to the gain on sale of the Warrick Rolling Mill in Evansville, Indiana for additional site separation costs ($4), external costs related to portfolio actions ($2), and net charges for other special items ($2);
•
for the quarter ended March 31, 2024, an adjustment to the gain on sale of the Warrick Rolling Mill in Evansville, Indiana for additional site separation costs ($11), a net unfavorable change in mark-to-market energy derivative instruments ($4), external costs related to portfolio actions ($4), costs related to the restart process at the Warrick Operations site in Indiana ($3), costs related to the restart process at the San Ciprián, Spain smelter ($2), and a net benefit for other special items ($2); and,
•
for the quarter ended June 30, 2023, a net unfavorable change in mark-to-market energy derivative instruments ($22) and costs related to the restart process at the Alumar, Brazil smelter ($13).

(2) Discrete and other tax items are generally unusual or infrequently occurring items, changes in law, items associated with uncertain tax positions, or the effect of measurement-period adjustments and include the following:

•
for the quarter ended June 30, 2023, net charge for discrete tax items ($1).

(3) The tax impact on special items is based on the applicable statutory rates in the jurisdictions where the special items occurred. The noncontrolling interest impact on special items represents Alcoa’s partner’s share of certain special items.

(4) In any period with a Net loss attributable to Alcoa Corporation (GAAP or as adjusted), the average number of shares applicable to diluted earnings per share exclude certain share equivalents as their effect is anti-dilutive.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted EBITDA	Quarter ended
	June 30, 2024	March 31, 2024	June 30, 2023

Net income (loss) attributable to Alcoa Corporation	$20	$(252)	$(102)

Add:
Net income (loss) attributable to noncontrolling interest	11	(55)	(19)
Provision for (benefit from) income taxes	61	(18)	22
Other (income) expenses, net	(22)	59	6
Interest expense	40	27	27
Restructuring and other charges, net	18	202	24
Provision for depreciation, depletion, and amortization	163	161	153

Adjusted EBITDA	291	124	111

Special items(1)	34	8	26

Adjusted EBITDA, excluding special items	$325	$132	$137

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1) Special items include the following (see reconciliation of Adjusted Income above for additional information):

•
for quarter ended June 30, 2024, the mark-to-market contracts associated with the Portland smelter generated gains ($29) in Other (income) expenses, net which economically offset a portion of the cost of power recorded in Cost of goods sold. This non-GAAP reclass presents the net cost of power within Cost of goods sold. This was in addition to external costs related to portfolio actions ($2) and net charges for other specials items ($3);
•
for the quarter ended March 31, 2024, external costs related to portfolio actions ($4), costs related to the restart process at the Warrick Operations site in Indiana ($3), costs related to the restart process at the San Ciprián, Spain smelter ($2), and a benefit for other special items ($1); and,
•
for the quarter ended June 30, 2023, costs related to the restart process at the Alumar, Brazil smelter ($13) and net cost of power associated with the Portland smelter ($13).

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Free Cash Flow	Quarter ended
	June 30, 2024	March 31, 2024	June 30, 2023
Cash provided from (used for) operations	$287	$(223)	$(13)

Capital expenditures	(164)	(101)	(115)

Free cash flow	$123	$(324)	$(128)

Free Cash Flow is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are necessary to maintain and expand Alcoa Corporation’s asset base and are expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Net Debt	June 30, 2024	December 31, 2023
Short-term borrowings	$31	$56
Long-term debt due within one year	79	79
Long-term debt, less amount due within one year	2,469	1,732
Total debt	2,579	1,867

Less: Cash and cash equivalents	1,396	944

Net debt	$1,183	$923

Net debt is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. When cash exceeds total debt, the measure is expressed as net cash.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted Net Debt and Proportional Adjusted Net Debt

	June 30, 2024			December 31, 2023
	Consolidated	NCI	Alcoa Proportional	Consolidated	NCI	Alcoa Proportional
Short-term borrowings	$31	$—	$31	$56	$—	$56
Long-term debt due within one year	79	31	48	79	31	48
Long-term debt, less amount due within one year	2,469	—	2,469	1,732	—	1,732
Total debt	2,579	31	2,548	1,867	31	1,836

Less: Cash and cash equivalents	1,396	156	1,240	944	141	803

Net debt (net cash)	1,183	(125)	1,308	923	(110)	1,033

Plus: Net pension / OPEB liability	599	8	591	657	17	640

Adjusted net debt (net cash)	$1,782	$(117)	$1,899	$1,580	$(93)	$1,673

Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. When cash exceeds total debt, the measure is expressed as net cash.

Adjusted net debt and proportional adjusted net debt are also non-GAAP financial measures. Management believes that these additional measures are meaningful to investors because management also assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt and net pension/OPEB liability, net of the portion of those items attributable to noncontrolling interest (NCI).

DWC Working Capital and Days Working Capital

	Quarter ended
	June 30, 2024	March 31, 2024	June 30, 2023
Receivables from customers	$939	$869	$702

Add: Inventories	1,975	2,048	2,400

Less: Accounts payable, trade	(1,619)	(1,586)	(1,491)

DWC working capital	$1,295	$1,331	$1,611

Sales	$2,906	$2,599	$2,684

Number of days in the quarter	91	91	91

Days working capital(1)	41	47	55

DWC working capital and Days working capital are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management uses its working capital position to assess Alcoa Corporation’s efficiency in liquidity management.

(1)
Days working capital is calculated as DWC working capital divided by the quotient of Sales and number of days in the quarter.

Contacts

Investor Contact:	Jim Dwyer	+1 412 992 5450	James.Dwyer@alcoa.com
Media Contact:	Courtney Boone	+1 412 527 9792	Courtney.Boone@alcoa.com